EXHIBIT 10.23

AMENDMENT TO
FINANCING AND LISTING AGREEMENT

THIS AMENDMENT TO FINANCING AND LISTING AGREEMENT (the “Agreement”) is made and entered into as of December 30, 2005 by and among IQ MICRO INC. (formerly IQ Medical Corp.), a Colorado corporation (“IQMC”), OSMOTEX USA, INC., a Florida corporation (“Osmotex”), and D.P. MARTIN & ASSOCIATES, INC., a Florida corporation (the “Finder”); collectively, the “Parties.”

RECITALS:

WHEREAS, the Parties entered into that certain Financing and Listing Agreement on June 9, 2005 (the “Original Agreement”);

WHEREAS, the Parties desire to amend the Original Agreement to change certain dates as documented in this Agreement;

WHEREAS, Section 2.3 of the Original Agreement provides that the Original Agreement may only be amended by a subsequent signed writing by all parties; and

WHEREAS, the parties to this Agreement wish to document their agreement regarding these matters in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and for other valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct. Each of the foregoing recitals to this Agreement are hereby incorporated into and made a part of this Agreement.

2. Definitions. Unless indicated otherwise, each capitalized term used in this Agreement shall have the same meaning as set forth in the Original Agreement.

3. Amendment of Section 1.2 of the Agreement. Any and all appearances of the date December 31, 2005 in Section 1.2 of the Agreement are hereby deleted in their entirety and replaced with the following:

“April 30, 2006”

4. Amendment of Section 2.1 of the Agreement. Any and all appearances of the date December 31, 2005 in Section 2.1 of the Agreement are hereby deleted in their entirety and replaced with the following:

“April 30, 2006”

and the appearance of the date January 31, 2006 in Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“May 31, 2006”

5. Amendment to Section 2.6 of the Agreement. Section 2.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the Person giving such notice) hand delivered by messenger or courier service or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

IQMC:	IQ Micro Inc. 500 Australian Avenue, Suite 700 West Palm Beach, FL 33401 561/514-0118
OSMOTEX:	Osmotex USA, Inc. c/o Osmotex A/S Attention: Svein Milford Solheimsgaten 16A 5080 Bergen, Norway
THE FINDER:	D.P. Martin & Associates 500 Australian Avenue, Suite 700 West Palm Beach, FL 33401 561/514-0194

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered, if by messenger or courier service; and (b) either upon the date of receipt or refusal of delivery, if mailed.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Financing and Listing Agreement as of the date first above written.

IQ MICRO INC.

By:	/s/ Johnny Christiansen
Name: Johnny Christiansen
Its: CEO

OSMOTEX USA, INC.

By:	/s/ Svein Milford
Name: Svein Milford
Its: Director

D.P. MARTIN & ASSOCIATES, INC.

By:	/s/ Douglas Martin
Name: Douglas Martin
Its: President